UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  FORM 8-K/A

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) June 22, 2004

                                NUTEK OIL, INC.
              (Exact name of Registrant as specified in charter)


      Nevada                          0-50732 		 74-2949620
 (State or other jurisdiction       (Commission       (I.R.S. Employer
    of incorporation)               File Number)       Identification)

        6330 McLeod Drive, Suite 1, Las Vegas, NV               89120
        (Address of principal executive offices)             (Zip Code)

     Registrant's telephone number, including area code:   (702) 262-2061

ITEM 4.     CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

      On June 15, 2004, Gary V. Campbell, CPA, Ltd. notified the Company that they were declining to stand for re-election as the Company's independent auditor of record. The Board of Directors accepted this decision on June 15, 2004. The Registrant appointed Larry O'Donnell, CPA, P.C., as the Registrant's independent accountants for the year ending December 31, 2004. The selection of accountants was approved by the Registrant's Board of Directors. Larry O'Donnell, CPA, P.C. was engaged by the Registrant on June 18, 2004. During the most recent two fiscal years and during the portion of 2004 preceding the Board's decision, neither the Company nor anyone engaged on its behalf has consulted with Larry O'Donnell, CPA, P.C. regarding: (i) either the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

      The audit reports issued by Gary V. Campbell, CPA, Ltd. with respect to the Registrant's financial statements for December 31, 2003 and 2002 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. From December 12, 2002 through June 15, 2004, there were no disagreements between the Registrant and Gary V. Campbell, CPA, Ltd. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Gary V. Campbell, CPA, Ltd., would have caused it to make a reference to the subject matter of the disagreement in connection with its audit report.


EXHIBITS

16 Letter from Gary V. Campbell, CPA, Ltd. regarding change is certifying accountant.


                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K/A to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 22, 2004

                              Nutek Oil, Inc.



                              By: /s/ Murray N. Conradie
			     -----------------------------
                             Murray N. Conradie, Chief Executive Officer